UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 21, 2015

Interpace Diagnostics Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-24249	22-2919486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Morris Corporate Center 1, Building A
300 Interpace Parkway
Parsippany, NJ 07054
(Address, including zip code, of Principal Executive Offices)

(862) 207-7800
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
On December 23, 2015, Interpace Diagnostics Group, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Form 8-K”) reporting, among other things, that Nancy S. Lurker resigned as President and Chief Executive Officer of the Company and as a member of the Board of Directors.
This Form 8-K/A amends and supplements the Initial Form 8-K to include disclosure of the material terms and conditions of the Company’s Agreement and General Release (the “Agreement”) with Ms. Lurker.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
On January 15, 2016, the Company entered into the Agreement with Ms. Lurker. The Agreement provides for certain severance benefits, including the following: (a) a lump sum cash severance payment of $1,133,000, which is equal to 24 months’ base salary, (b) a lump sum cash payment of $198,275, which is equal to the average of the cash incentive compensation paid to Ms. Lurker over the preceding three years, (c) accelerated vesting of outstanding shares of restricted stock and stock appreciation rights (“SARs”) held by Ms. Lurker immediately prior to the closing of the sale of the Company’s Commercial Services business, which occurred on December 22, 2015 (of which the accelerated SARs are exercisable for the remaining term applicable to such SARs) and (d) 24 months’ of continued medical coverage at the Company’s expense.
The description of the Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, a copy of which is filed as Exhibit 10.1 hereto.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

10.1	Agreement and General Release, dated January 15, 2016, by and between Nancy S. Lurker and PDI, Inc. (n.k.a. Interpace Diagnostics Group, Inc.)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Interpace Diagnostics Group, Inc.

Date: January 22, 2016	By: /s/ Graham G. Miao Graham G. Miao
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
10.1	Agreement and General Release, dated January 15, 2016, by and between Nancy S. Lurker and PDI, Inc. (n.k.a. Interpace Diagnostics Group, Inc.)